As filed with the Securities and Exchange Commission on June 1, 2010
Registration No. 333-150023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLEACHER & COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1290 Avenue of the Americas
New York, New York 10104
Delaware	(212) 273-7100	22-2655804
(State or Jurisdiction of	(Address, Including Zip Code, and	(IRS Employer
Incorporation or Organization)	Telephone Number, Including Area Code,	Identification Number)
of Registrant’s Principal Executive
Offices)

Eric J. Gleacher
Chief Executive Officer
1290 Avenue of the Americas
New York, New York 10104
(212) 273-7100
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of earlier effective Registration Statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Each Class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered (1)	Per Share (1)	Offering Price (1)	Registration Fee (1)
Common Stock, $0.01 par value per share	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 (File No. 333-150023). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY NOTE
On May 27, 2010, Broadpoint Gleacher Securities Group, Inc., a New York corporation (“Broadpoint”), completed its reincorporation in the State of Delaware from the State of New York (the “Reincorporation”). The Reincorporation was completed pursuant to an Agreement and Plan of Merger, dated as of May 27, 2010 (the “Merger Agreement”), between Broadpoint and Gleacher & Company, Inc., a Delaware corporation and wholly-owned subsidiary of Broadpoint (“Gleacher,” the “Company” or the “Registrant”), pursuant to which Broadpoint merged with and into the Company with the Company surviving the Merger. The Board of Directors of Broadpoint approved the Reincorporation and the Merger Agreement at a meeting duly held on April 6, 2010 and the shareholders of Broadpoint approved the Reincorporation and the Merger Agreement at the annual shareholders meeting of Broadpoint held on May 27, 2010. Gleacher is deemed to be the successor issuer of Broadpoint, under Rule 12g-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Gleacher, as the successor issuer of Broadpoint, is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-150023 (the “Registration Statement”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statement as a result of the Reincorporation.
In accordance with paragraph (d) of Rule 414 promulgated under the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to Broadpoint pursuant to Rule 12g-3 promulgated under the Exchange Act, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act, including, but not limited to, Broadpoint’s most recent Annual Report on Form 10-K and the description of the Gleacher’s common stock as set forth on Form 8-A/A filed with the Securities and Exchange Commission (“SEC”) on May 28, 2010. The applicable registration fee was paid at the time of the original filing of the Registration Statement.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
Not applicable.
Item 15. Indemnification of Directors and Officers
The Registrant’s Bylaws permit the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law. Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the General Corporation Law of the State of Delaware (the “DGCL”), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the DGCL and subject to specified limitations set forth in the DGCL. The Registrant has also purchased director and officer liability insurance.
Item 16. Exhibits

Exhibit
Number	Description
5.1	Opinion of Dewey & LeBoeuf LLP

23.1	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (also included on signature page)

Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of June, 2010.

GLEACHER & COMPANY, INC.
By:	/s/ Eric J. Gleacher
	Name:	Eric J. Gleacher
	Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Eric J. Gleacher and Jeffrey H. Kugler, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign this Post-Effective Amendment to Registration Statement, and any amendments (including post-effective amendments) to the Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric J. Gleacher	Chairman of the Board and	June 1, 2010
Eric J. Gleacher	Chief Executive Officer (Principal
Executive Officer)

/s/ Peter J. McNierney	Director, President and Chief	June 1, 2010
Peter J. McNierney	Operating Officer

/s/ Jeffrey H. Kugler	Acting Chief Financial Officer	June 1, 2010
Jeffrey H. Kugler	(Principal Accounting Officer)

/s/ Henry S. Bienen Henry S. Bienen	Director	June 1, 2010

/s/ Marshall Cohen Marshall Cohen	Director	June 1, 2010

/s/ Robert A. Gerard Robert A. Gerard	Director	June 1, 2010

/s/ Mark R. Patterson Mark R. Patterson	Director	June 1, 2010

Signature	Title	Date

/s/ Christopher R. Pechock	Director	June 1, 2010
Christopher R. Pechock

/s/ Bruce Rohde	Director	June 1, 2010
Bruce Rohde

/s/ Robert S. Yingling	Director	June 1, 2010
Robert S. Yingling

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Dewey & LeBoeuf LLP
23.1	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (also included on signature page)